Exhibit 10.1

DEBT CONVERSION AGREEMENT

This Debt Conversion (this “Agreement”) is made and entered into as of February __, 2026 (the “Effective Date”), by and among SmartKem Limited, a company incorporated in England and Wales (the “Company”), SmartKem, Inc., a Delaware corporation (the “Parent”), and __________ (“Creditor”).

Recitals

WHEREAS, Creditor and the Company have entered into (i) that certain Licence of Office Space, dated May 31, 2023 (the “Licence”) and (ii) that certain Framework Supply Agreement, dated March 22, 2024 (as amended to date, the “Supply Agreement”) and (iii) Letters of Variation dated March, 28 2025 and May, 28 2025 and June 18, 2025 (the “Letters of Variation”);

WHEREAS, as of the date hereof, the Company owes to Creditor the total sum of £1,502,531.70 pursuant to the License, the Supply Agreement and Letters of Variation, for an aggregate of $2,016,821.07 (the “Amount”); and

WHEREAS, Creditor has agreed to accept the Amount due under the License and the Supply Agreement in shares of common stock, par value $0.0001 per share, of the Parent (the “Common Stock”) and the Parent is entitled to and has agreed for Creditor to covert the Amount to Common Stock in satisfaction of the Amount owed to Creditor by the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Parent and Creditor hereby agree as follows:

1.	Conversion. In consideration of the Company agreeing to cause the Parent to issue to Creditor (a) 385,130 shares of Common Stock (the “Shares”) at an ascribed price of $2.75 per Share and (b) pre-funded warrants to purchase 348,260 shares of Common Stock in the form attached hereto as Exhibit A (the “Pre-Funded Warrants” and together with the shares of Common Stock underlying the Pre-Funded Warrants and the Shares, the “Securities”), Creditor hereby agrees to accept the Securities in full satisfaction of the Amount. Upon issuance of the Securities at the Closing (as defined below), the Amount shall be deemed irrevocably satisfied in full and any and all payment obligations of the Company to Creditor under the Licence, the Supply Agreement and the Letters of Variation shall be fully discharged. For the avoidance of doubt, the parties agree that the number of Shares to be issued shall be calculated by dividing the Amount by $2.75 (or $2.75 less the exercise price of the Pre-Funded Warrants in the case of Pre-Funded Warrants) and, if such calculation results in a fractional share, the number of Shares and/or Pre-Funded Warrants shall be rounded up to the nearest whole Share and/or Pre-Funded Warrant. “Closing” means the date on which the Securities are validly issued and delivered to Creditor in book-entry form.

2.	Creditor Representations. Creditor represents and warrants to the Company and the Parent as of the Effective Date and as of the Closing that:

(a)	Securities Law; Restricted Securities. Creditor understands and agrees that the Securities are “restricted securities” under the U.S. Securities Act of 1933, as amended (the “Securities Act”), are being issued in a transaction not involving any public offering, and have not been registered under the Securities Act or any state securities laws. Accordingly, the Securities may not be offered, sold, pledged or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption (including, if available, Rule 144), in each case in compliance with applicable U.S. state and other jurisdictional securities laws and, if requested by the Company, upon delivery of a legal opinion reasonably satisfactory to the Company. Creditor understands that the Securities will bear customary restrictive legends and that stop-transfer instructions may be placed with the transfer agent to enforce these restrictions.

(b)	Investment Intent; Status; Information. Creditor is acquiring the Securities solely for its own account for investment and not with a view to any distribution thereof in violation of the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction. Creditor is a sophisticated investor with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities. Creditor has had an opportunity to ask questions of and receive answers from the Company and the Parent regarding the terms and conditions of the issuance of the Securities and to obtain any additional information necessary to verify the accuracy of the information supplied. Creditor is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act. Creditor has a pre-existing business relationship with the Company.

(c)	Satisfaction. Creditor acknowledges that the issuance of the Securities in accordance with Section 1 constitutes full and complete satisfaction of the Amount and, upon the Closing, the Company shall have fully and completely satisfied and discharged all of its payment obligations under the Licence, the Supply Agreement and the Letters of Variation.

3.	Parent and Company Representations. The Parent and the Company jointly and severally represent and warrant to Creditor as of the Effective Date and as of the Closing that:

(a)	Organization and Good Standing. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company is a company duly organized, validly existing and in good standing under the laws of England and Wales. Each of the Parent and the Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

(b)	Authorization. Each of the Parent and the Company have full corporate power and authority to enter into this Agreement and to perform their respective obligations hereunder. This Agreement has been duly authorized by all necessary corporate action on the part of each of the Parent and the Company and constitutes the legal, valid and binding obligation of each of the Parent and the Company, enforceable against each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(c)	Valid Issuance of Securities. The Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement and the Pre-Funded Warrants, as applicable, will be validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances, preemptive rights, rights of first refusal, subscription rights or other similar rights of any third party. The issuance of the Securities will not violate or conflict with the Parent’s certificate of incorporation or bylaws.

(d)	Capitalization. The authorized capital stock of the Parent consists of 300,000,000 shares of Common Stock, of which 7,859,800 shares are issued and outstanding as of the date hereof, and 0 shares of preferred stock, of which 0 shares are issued and outstanding as of the date hereof. All outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable.

(e)	No Conflicts. The execution, delivery and performance of this Agreement by the Parent and the Company, and the consummation of the transactions contemplated hereby, will not (i) violate or conflict with the respective organizational documents of each of the Parent or the Company, (ii) violate or conflict with any material law, rule, regulation, order, judgment or decree applicable to each of the Parent or the Company, or (iii) result in a breach of, or constitute a default under, any material agreement or instrument to which the Parent or the Company is a party.

(f)	SEC Reports. The Parent has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, for the two years preceding the date hereof (collectively, the “SEC Reports”). The SEC Reports, when filed, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g)	Litigation. There is no action, suit, proceeding or investigation pending or, to the knowledge of the Parent or the Company, threatened against the Parent or the Company that would reasonably be expected to have a material adverse effect on the Parent’s or the Company’s ability to perform its obligations under this Agreement.’

4.	Resale Covenant.

(a)	The Parent covenants and agrees that, until such time as all of the Securities (including all shares of Common Stock issuable upon exercise of the Pre-Funded Warrants) have been sold by Creditor, the Parent shall:

i.	timely file all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission pursuant to the Exchange Act, so as to maintain the availability of Rule 144 for the resale of the Securities by Creditor;

ii.	make and keep public information available, as those terms are understood and defined in Rule 144;

iii.	not take any action, or fail to take any action, that would cause the Parent to become a “shell company” as defined in Rule 12b-2 under the Exchange Act or otherwise cause Rule 144 to become unavailable for the resale of the Securities;

iv.	in connection with a legend removal request, furnish to Creditor a written statement as to whether the Parent has complied with the reporting requirements of Rule 144 and the Exchange Act, and such other information as may be reasonably requested to permit Creditor to sell the Securities pursuant to Rule 144 without registration; and

v.	not enter into any agreement, arrangement or understanding (including any underwriting agreement, market stand-off agreement, or agreement associated with a Fundamental Transaction (as that term is defined in the Pre-Funded Warrant) or similar arrangement) that would restrict the ability of Creditor to sell, transfer or otherwise dispose of the Securities for any period extending beyond the date on which such Securities first become eligible for resale pursuant to Rule 144 under the Securities Act.

(b)	The Parent shall promptly notify Creditor in writing of (i) any proposed agreement that would impose any restriction described in Section 4(a)(v), and shall not permit the Company to enter into any such agreement without the prior written consent of Creditor, and (ii) any event or circumstance that has caused, or is reasonably likely to cause, the Parent to fail to satisfy the requirements of Rule 144 or to otherwise jeopardize the availability of Rule 144 for the resale of the Securities.

(c)	Upon Creditor’s request following the date on which the Securities become eligible for resale under Rule 144, the Parent shall (i) cause its legal counsel to issue a legal opinion to the Parent’s transfer agent, in form and substance reasonably acceptable to Creditor and the transfer agent, to the effect that the resale of the Securities by Creditor may be effected without registration under the Securities Act, and (ii) cause the transfer agent to remove any restrictive legends from the Securities (or book-entry notations representing the Securities) and issue the Securities free of all restrictive legends, in each case within three (3) business days of such request.

5.	Remedies.

(a)	Specific Performance. The parties acknowledge and agree that a breach by the Parent or the Company of any of the covenants or agreements contained in this Agreement would cause irreparable harm to Creditor for which monetary damages, even if available, would not be an adequate remedy. Accordingly, the parties agree that Creditor shall be entitled to seek an injunction, specific performance, or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, in each case without proof of damages and without the requirement of posting any bond or other security.

(b)	Indemnification. The Parent and the Company, jointly and severally, shall indemnify, defend and hold harmless Creditor and its affiliates, and their respective officers, directors, members, managers, partners, employees, agents and representatives (collectively, the “Creditor Indemnified Parties”), from and against any and all losses, damages, liabilities, claims, actions, judgments, settlements, penalties, fines, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising out of or resulting from (i) any breach of any representation or warranty made by the Parent or the Company in this Agreement, or (ii) any breach or non-fulfillment of any covenant or agreement made by the Parent or the Company in this Agreement.

(c)	Extension of Covenants. If the Parent’s or the Company’s breach of any covenant in Section 4 causes Rule 144 to become unavailable for the resale of the Securities, the covenants set forth in Section 4 shall automatically be extended and shall remain in full force and effect until the date that is six (6) months after Rule 144 again becomes available for the resale of all of the Securities without restriction.

6.	Miscellaneous.

(a)	Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, negotiations and agreements, whether written or oral, with respect thereto.

(b)	Authority. Each party represents and warrants to the other that (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such party, (ii) the individual(s) executing this Agreement on its behalf are duly authorized to do so, (iii) such individual(s) are of legal age and capacity, and (iv) assuming due authorization, execution and delivery by the other party, this Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

(c)	Further Assurances. The parties agree to execute and deliver such additional documents and to take such further actions as may be reasonably required to effectuate this Agreement and the intent and purposes hereof.

(d)	Governing Law; Jurisdiction; Service of Process. This Agreement, and any non-contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts-of-law principles. Each party irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware (including the Court of Chancery) and the federal courts of the United States located in the District of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby (including with respect to the enforcement of this Agreement), and irrevocably waives any objection based on improper venue or forum non conveniens. Each party irrevocably waives personal service of process and consents to service of process by registered or certified mail (with evidence of delivery) or by nationally recognized overnight courier (with evidence of delivery) to its address for notices under this Agreement; provided that nothing herein shall limit the right to effect service of process in any other manner permitted by law.

(e)	Headings. The captions and section headings herein are for convenience only and shall not affect the interpretation of any provision.

(f)	Waiver. No failure or delay by any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver must be in writing and signed by the party granting such waiver.

(g)	Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be deemed severed from this Agreement and the remaining provisions shall remain in full force and effect to the fullest extent permitted by law.

(h)	Amendments. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each of the parties hereto.

(i)	Counterparts. Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A PDF, facsimile, photocopy or other electronic reproduction of a manually or electronically executed counterpart (including via electronic signature in compliance with applicable law) shall be deemed an original and effective for all purposes.

(j)	Jury Trial Waiver. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement effective as of the date first written above.

SMARTKEM LIMITED

By:
Name:
Title:

SMARTKEM, INC.

By:
Name:
Title:

CREDITOR

By:
Name:
Title: